Exhibit 99.1
                               Seller's Closing Statement



Seller:                    Florida Income Fund II, Ltd. Partnership

Buyer:                     Thor Group Limited III and Dunedin Causeway
                           Associates

Property:                  Manatee West Shopping Center


Date of Closing:           June 16, 1997



Selling Price                                   $2,240,000.00



CREDITS TO BUYER

Tenant Security Deposits                        $   24,314.39
Credit for June Rent                            $   14,770.64
Miscellaneous                                   $      142.10
Share of 1997 Real Estate Tax                   $   23,083.16


COSTS OF SALE

Real Estate Commission                          $   92,000.00
Title Insurance Costs                           $    9,366.00
Property Transfer Tax                           $   15,680.00
Legal Fees                                      $    4,275.00
                                                -------------
Total Deductions                                $  183,631.59

Net Cash to Seller                              $2,056,368.41